Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
LISTED FUNDS TRUST
FUND SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Servicing Agreement, dated as of April 25, 2019, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following funds to its series:

•xETFs 2x Long Daily Korea AI Semiconductor ETF
•xETFs Korea AI Semiconductor ETF

Reflect the following name change:

•Teucrium Venezuela-Related Opportunities ETF (f/k/a Teucrium Venezuela Exposure ETF)

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

    Exhibit 24 is hereby superseded and replaced in its entirety with Exhibit 24 attached hereto.

This amendment will become effective upon the commencement of operations of the Funds. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

LISTED FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kacie Briody	By:	/s/ Elizabeth Scalf

Name:	Kacie Briody	Name:	Elizabeth Scalf

Title:	President	Title:	Senior Vice President

Date:	07/15/26	Date:	7/15/2026

Exhibit 24
to the Listed Funds Trust Fund Servicing Agreement
List of Funds and Fee Schedule

Name of Series

Teucrium Agricultural Strategy No K-1 ETF
Teucrium 2x Daily Corn ETF
Teucrium 2x Daily Wheat ETF
Teucrium 2x Long Daily XRP ETF
Teucrium 2x Short Daily XRP ETF
Yields for You Income Strategy A ETF
Yields For You Strategy B ETF
Relative Strength Managed Volatility Strategy ETF
GlacierShares Nasdaq Iceland ETF
GlacierShares Arctic Circle ETF
21Shares FTSE Crypto 10 Index ETF
21Shares FTSE Crypto 10 ex-BTC Index ETF
AlphaDroid Broad Markets Momentum ETF
AlphaDroid Defensive Sector Rotation ETF
21Shares 2x Long Dogecoin ETF
21Shares 2x Long Sui ETF
21Shares Active Crypto ETF
21Shares 2x Long HYPE ETF
Teucrium xETFs 2x Long Daily BNB ETF
Teucrium Flare ETF
Teucrium Leveraged Flare ETF
21Shares Canton Network ETF
Teucrium Venezuela-Related Opportunities ETF
Teucrium Leveraged XDC Network ETF
Metals.io Uranium ETF
Texas Equity Opportunity ETF
xETFs 2x Long Daily Korea AI Semiconductor ETF
xETFs Korea AI Semiconductor ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This non-refundable fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Additional Regulatory Administration Services
Subsequent new fund launch – $[ ] per fund or as negotiated
Drafting SEC exemptive order application for required relief Negotiated fee

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$[ ] for first three funds in same statutory prospectus
Fees negotiated for funds 4+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing
All other Miscellaneous expenses

Base Fee for Accounting, Administration, Transfer Agent & Account Services
The following reflects the greater of the basis point fee or annual minimum1 where Teucrium Investment Advisors, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same Regulated Investment Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-10    $[ ]            First $[ ]        5 bps
Funds 11+    $[ ]            Next $[ ]        4 bps
            Balance        2 bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund
$[ ] for each additional fund 2-5
$[ ] for each fund over 5 funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$1 per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return

Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
−Sign state income tax returns – $[ ]per state return
Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund

Fees are calculated pro rata and billed monthly

Adviser’s signature on this Exhibit 24 is not needed. Adviser signed and acknowledged the fee schedule listed on Exhibit 24 on April 21, 2022.